SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 13, 2006


                       LEGEND INTERNATIONAL HOLDINGS, INC
                 (Exact Name of Company as Specified in Charter)



Delaware                             000-32551                  23-3067904
----------------------------    --------------------         -------------------
(State or Other Jurisdiction    (Commission File No.)        (IRS Employer
      of Incorporation)                                      Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
         --------------------------------------------------------------

               (Address of Principal Executive Offices)           (Zip Code)

Company's telephone number                       61-3-8532-2800
Company's facsimile number                       61-3-8532-2805
Company's email address                          lgdi@axisc.com.au
                                                 -----------------
Company's website address                        www.lgdi.net


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Item 1.01      Entry into a Material Definitive Agreement


(i)      Private Placement of Shares of Common Stock

         Effective November 17, 2006, Legend International Holdings, Inc advises the issue of a further 201,657 shares of common stock at an issue price of US$0.50 per share from a private placement which brings the total placement to date to 5,201,657 shares of common stock at an issue price of US$0.50 per share raising US$2,600,828, for which all funds have been received. The proceeds of this private placement will be used for working capital purposes.

(ii)     Bonus Issue of Shares of Common Stock

         Effective November 17, 2006, Legend International Holdings, Inc advises that it has issued approximately 27,574,721 shares of common stock pursuant to the bonus issue of one new share of common stock for each two shares of common stock, as announced on September 19, 2006. The record date for the bonus issue of shares and options was November 17, 2006.

         Following the issues above, the Company advises that it has on issue approximately 82,724,163 shares of common stock.

(iii)    Issuance of Options

         Effective November 17, 2006, Legend International Holdings, Inc advises the Board of Directors has agreed to issue 400,000 options to acquire shares of common stock in the Company, at an issue price of US$2.25.

 Item 3.02        Unregistered Sales of Equity Securities

(i) The description of the Private Placement set forth above is hereby incorporated herein by this reference. The securities that are being issued pursuant to this Private Placement are being issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") under section 4(2) of the Act and under Regulation S promulgated under the Act.

(ii) The description of the Options set forth above is incorporated herein by this reference.


Item 8.01      Other


Effective November 23, 2006, Legend International Holdings, Inc., a Delaware corporation (the "Company") announces that drilling will be commencing at the Glyde River project and on the Abner Range project within the coming weeks.

The Glyde River project, in addition to the kimberlite pipe potential given its immediate vicinity to the economic Merlin diamond mine located 2 kilometres to the north, contains potential suitable alluvial diamond deposits at two locations. The diamond bearing drainage systems converge on these two locations. Up to 5 kilometres of deposits are available for testing at each location. These deposits were identified in the 1990's however no follow up work was undertaken. The Company will also be testing and aggressively drilling for extensions to the Merlin diamond field at the Glyde River project.


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At Abner Range, an EM survey has been flown over part of the Company's landholdings and identified areas of strong potential surrounding known diamondiferous kimberlite pipes. Significant indicator minerals have been recovered by previous explorers in the vicinity. Northeast-southwest structures with Landsat TM anomalies and southeast axial structures with TM targets at northeast intersections have been identified within the project area.

Item 9.01:        Financial Statements and Exhibits

99.1: Press Release dated November 23, 2006


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEGEND INTERNATIONAL HOLDINGS, INC.
                                    (Company)

                                  By:    /s/ Peter Lee
                                         ---------------------------------------

                                                   Peter Lee
                                                   Secretary

Dated: December 13, 2006